                               KRAZY COLORS, INC.
                             SHAREHOLDER AGREEMENT


     THIS SHAREHOLDER AGREEMENT, made as of the 1st day of January, 1995, by and among Krazy Colors, Inc. a Nevada corporation (the "Company"), NBI, Inc., a Delaware corporation ("NBI"), Jay H. Lustig, Glen Miller, Linda Reinhart and any other person who becomes a party to this Agreement (collectively, the "Shareholders").

          WHEREAS, the Shareholders and the Company are parties to that certain Stock Purchase Agreement dated as of January 1, 1995 (the "Stock Purchase Agreement"); and

     WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Company; and

     WHEREAS, the Shareholders desire to provide for continuity of ownership of the Company to further the interests of the Company and its shareholders;

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereby agree with each other as follows:

     1.  Definition of Shares.  As used in this Agreement, "Shares" shall mean
        --------------------
and include all shares of the Company's common stock, no par value per share (the "Common Stock"), now owned or hereafter acquired by a Shareholder.

     2.  Prohibited Transfers.  No Shareholder shall sell, assign, transfer,
         --------------------
pledge, hypothecate, mortgage, encumber or dispose of any of his Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement: (a) any Shareholder may transfer without the necessity of prior approval all or any of his Shares by way of gift to his spouse, to any of his lineal descendants or ancestors, or to any trust for the benefit of any one or more of such Shareholder, his spouse or his lineal descendants or ancestors; and (b) any Shareholder may transfer all or any of his Shares by will or the laws of descent and distribution; provided that any transferee under clause (a) or (b) of this Section 2 shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement.

     3.  Holding Period.  Notwithstanding the provisions of Section 4 below,
         --------------
from the date of this Agreement until the date of the expiration of NBI's option pursuant to Section 5.4 of the Stock Purchase Agreement, the Shareholders may not offer or sell their Common Stock to any person other than a Shareholder, which offers or sales shall be made pro rata in accordance with the procedure set forth in Section 4. Thereafter, the Shareholders may sell their Common Stock in accordance with the terms of this Agreement.

     4.  Right of First Refusal on Dispositions.
         --------------------------------------

         (a) If at any time a Shareholder (a "Selling Shareholder") desires to sell or otherwise transfer all or any part of his Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Shareholder shall submit a written offer (the "Offer") by delivering the Offer to the other Shareholders (the "Non-Selling Shareholders") and the Company, to sell such Shares (the "Offered Shares") to the Non-Selling Shareholders and the Company on terms and conditions, including price, not less favorable than those on which the Selling Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale.

         (b) Each Non-Selling Shareholder shall have the right to purchase that number of the Offered Shares as shall be equal to the number of the Offered Shares multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by such Non-Selling Shareholder and the denominator of which shall be the aggregate number of shares of Common Stock then owned by all of the Non-Selling Shareholders who elect to purchase the Offered Shares. The amount of such Offered Shares that each Non-Selling Shareholder is entitled to purchase under this Section 4(b) shall be referred to as his "Pro Rata Fraction."

         (c) The Non-Selling Shareholders shall have a right of oversubscription such that if any Non-Selling Shareholder fails to accept the Offer as to his full Pro Rata Fraction, the remaining Non-Selling Shareholders shall, among them, have the right to purchase up to the balance of such Offered Shares not so purchased. Other Non-Selling Shareholders may exercise such right of oversubscription by accepting the Offer as to more than their Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of the Offered Shares available in respect of such oversubscription privilege, the oversubscribing Non-Selling Shareholders shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

         (d) The Company shall have the right to purchase any or all of the Offered Shares not purchased by the Non-Selling Shareholders.

         (e) Each Non-Selling Shareholder and the Company shall have the right to purchase the permitted number of Offered Shares at the price stated in the Offer or if such price is greater than the price derived from valuing the outstanding Common Stock at 3.6 multiplied by the Company's Pre-Tax Cash Flow (as defined in the Stock Purchase Agreement) for the twelve (12) full months preceding the Offer (the "Fixed Price"), then at the Fixed Price.

         (f) The Company and those Non-Selling Shareholders who desire to purchase all or any part of the Offered Shares, shall communicate in writing their election to purchase to the Selling Shareholder, which communication shall state the number of Offered Shares such Non-Selling Shareholders desire to purchase, and in the case of the Company the number of Offered Shares which are not purchased by the Non-Selling Shareholders which the Company desires to purchase, and shall be provided to the Selling Shareholder within fifteen (15) days of the Offer. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to the right of the Non-Selling Shareholders to purchase more than their Pro Rata Fraction and the right of the Company to purchase only those shares not purchased by the Non-Selling Shareholders).
Sales of such Offered Shares to be sold to the Non-Selling Shareholders and/or the Company pursuant to this Section 4 shall be made at the offices of the Company within 45 days following the date of the Offer.

         (g) If the Non-Selling Shareholders and the Company do not purchase all of the Offered Shares, the remaining Offered Shares may be sold by the Selling Shareholder at any time within 90 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than (i) those specified in the Offer or (ii) those under which the Non-Selling Shareholders and/or the Company actually purchased the Offered Shares. Any remaining Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of this Section 4. If Offered Shares are sold pursuant to this Section 4 to any purchaser who is not a party to this Agreement, the purchaser shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement.

     5.    Required Sale.
           -------------

            (a) A Shareholder (the "Forced-Sale Shareholder") shall be required to sell its Common Stock to the other Shareholders or the Company at the Fixed Price, if any one of the following events, acts or occurrences are committed by, attributable to or directly involve such Shareholder (the "Triggering Event"):

               (i) commission of a material act of fraud, dishonesty or misrepresentation;

               (ii) a material violation of any law or regulation to which the Company is subject;

               (iii) conviction of a felony under the laws of the United States or any State;

               (iv) breach of obligations under the Stock Purchase Agreement or any employment agreement such Shareholder has entered into with the Company;

               (v) application for or consent to appointment of a receiver, trustee or liquidator for such Shareholder or all or a substantial portion of it assets; has entered against it an order approving an involuntary petition in bankruptcy that is not vacated within one hundred twenty (120) days of entry thereof; or files a voluntary petition in bankruptcy, or a petition or answer seeking reorganization, or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors.

            (b) Upon the occurrence of any of the Triggering Event, the Forced-Sale Shareholder shall provide each of the remaining Shareholders (the "Nonforced-Sale Shareholders") and the Company with written notice of the occurrence of such Triggering Event. Upon receipt of such notice or, if no such notice is sent or received, upon actual notice of such Triggering Event, whichever is later (the "Forced-Sale Notice"), the Nonforced-Sale Shareholders and the Company shall have the right to purchase the Forced-Sale Shareholder's Common Stock (the "Forced-Sale Shares") in accordance with the following procedures:

               (i) Each Nonforced-Sale Shareholder shall have the right to purchase that number of the Forced-Sale Shares as shall be equal to the number of the Forced-Sale Shares multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock then owned by such Nonforced-Sale Shareholder and the denominator of which shall be the aggregate number of shares of Common Stock then owned by all of the Nonforced-Sale Shareholders who elect to purchase the Forced-Sale Shares. The amount of such Forced-Sale Shares that each Nonforced-Sale Shareholder is entitled to purchase under this Section 5(b)(i) shall be referred to as his "Forced-Sale Pro Rata Fraction."

               (ii) The Nonforced-Sale Shareholders shall have a right of oversubscription such that if any Nonforced-Sale Shareholder fails to offer to purchase his full Forced-Sale Pro Rata Fraction, the remaining Nonforced-Sale Shareholders shall, among them, have the right to purchase up to the balance of such Forced-Sale Shares not so purchased. Other Nonforced-Sale Shareholders may exercise such right of oversubscription by offering as to more than their Forced-Sale Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of the Forced-Sale Shares available in respect of such oversubscription privilege, the oversubscribing Nonforced-Sale Shareholders shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Forced-Sale Pro Rata Fractions or as they may otherwise agree among themselves.

               (iii) The Company shall have the right to purchase any or all of the Forced-Sale Shares not purchased by the Nonforced-Sale Shareholders.

               (iv) The Company and those Nonforced-Sale Shareholders who desire to purchase all or any part of the Forced-Sale Shares, shall communicate in writing their election to purchase to the Forced-Sale Shareholder, which communication shall state the number of Forced-Sale Shares such Nonforced-Sale Shareholders desire to purchase, and in the case of the Company the number of Forced-Sale Shares which are not purchased by the Nonforced-Sale Shareholders which the Company desires to purchase, and shall be provided to the Forced-Sale Shareholder within sixty (60) days of the date of the notice provided in Section 5(b) above. Such communication shall, when taken in conjunction with the requirements of this Section 5, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Forced-Sale Shares (subject to the aforesaid limitations as to the right of the Nonforced-Sale Shareholders to purchase more than their Pro Rata Fraction and the right of the Company to purchase only those shares not purchased by the Nonforced-Sale Shareholders). Sales of such Forced-Sale Shares to be sold to the Nonforced-Sale Shareholders and/or the Company pursuant to this Section 5 shall be made at the offices of the Company within 90 days following the notice provided in Section 5(b) above.

               (v) If the Nonforced-Sale Shareholders and the Company do not purchase all of the Forced-Sale Shares, the remaining Forced-Sale Shares may be held by the Forced-Sale Shareholder, but shall continue to be subject to the requirements of this Section 5 as long as any Triggering Event continues. Such Forced Shares which continue to be held by the Forced-Sale Shareholder shall also remain subject to the terms and conditions of this Agreement.

     6.    Term.  This Agreement shall terminate with respect to any Shareholder
           ----
when such Shareholder no longer holds any shares of Common Stock or options, warrants or other rights to acquire Common Stock.

     7.    Failure to Deliver Shares. If a Shareholder becomes obligated to sell
           -------------------------
any Shares to another Shareholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such other Shareholder may, at his option, in addition to all other remedies he may have, send to the defaulting Shareholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the defaulting Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other Shareholder, a new certificate or certificates representing such Shares, and thereupon all of the defaulting Shareholder's rights in and to such Shares shall terminate.

     8.    Specific Enforcement.  Each Shareholder expressly agrees that the
           --------------------
other Shareholders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the other Shareholders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

     9.    Legend.  Each certificate evidencing any of the Shares now owned or
           ------
hereafter acquired by the Shareholders shall bear a legend substantially as follows:

                     Any sale, assignment, transfer or other
                     disposition of theshares represented by this certificate is restricted by, and subject to, theterms and provisions of a Shareholder Agreement dated January 1, 1995, as it may be amended from time to time. A copy of said Agreement is on file with the Secretary of the Corporation.

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

     10.   Notices.  Notices given hereunder shall be deemed to have been duly
           -------
given on the date of personal delivery (including by telecopier and courier holding itself out as able to make delivery within one business day after receipt) or three days following the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address as follows (or such other address as the addressee may subsequently notify the other parties of in writing):

          Krazy Colors, Inc.
          6245 Harrison Drive
          Suite 17
          Las Vegas, Nevada  89120
          Attention:  Vice President

          NBI, Inc.
          1880 Industrial Circle, Suite F
          Longmont, Colorado  80501
          Attention:  Marjorie A. Cogan

          Jay H. Lustig
          c/o JHL Holdings
          1250 4th Street, 5th Floor
          Santa Monica, California  90401

          Glen Miller
          6245 Harrison Drive
          Suite 17
          Las Vegas, Nevada  89120

          Linda Reinhart
          2080 Casual Court
          Simi Valley, California  93065

     11.  Entire Agreement and Amendments.  This Agreement constitutes the
          -------------------------------
entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto. Each of the Shareholders represents that he is not a party to any other agreement which would prevent him from performing his obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such wavier shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     12.  Governing Law; Successors and Assigns.  This Agreement shall be
          -------------------------------------
governed by the internal laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

     13.  Severability.  If any provision of this Agreement shall be held to be
          ------------
illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     14.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.


COMPANY:                      KRAZY COLORS, INC., a Nevada
                              corporation


                              By:  /s/GLEN MILLER
                                 ----------------
                              Title:  President
                                    -------------


SHAREHOLDERS:                 NBI, INC., a Delaware corporation


                              By: /s/ MARTIN J. NOONAN
                                 ---------------------
                              Title:     Director
                                    ------------------


                                  /s/ JAY H. LUSTIG
                                ----------------------
                                    Jay H. Lustig


                                  /s/ GLEN MILLER
                                ----------------------
                                     Glen Miller


                                  /s/ LINDA REINHART
                                ----------------------
                                     Linda Reinhart

                                      -8-